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                                                                    Exhibit 99.2


[GAYLORD ENTERTAINMENT LOGO]


              GAYLORD ENTERTAINMENT ADDS TO SENIOR LEADERSHIP TEAM




      JOHN CAPARELLA PROMOTED TO CHIEF OPERATING OFFICER OF GAYLORD HOTELS RICH MARADIK JOINS GAYLORD ENTERTAINMENT AS CHIEF INFORMATION OFFICER

NASHVILLE, Tenn. (Feb. 14, 2006) -- Gaylord Entertainment Co. (NYSE: GET) today announced that John Caparella, senior vice president and general manager of the Gaylord Palms Resort and Convention Center, has been promoted to chief operating officer and executive vice president of Gaylord Hotels. The company also announced that Rich Maradik joined the company as senior vice president and chief information officer.

Earlier today, Gaylord reported strong fourth quarter and 2005 earnings. The company's Gaylord Hotels segment was the primary driver of the strong fourth quarter, with each of its properties contributing to the robust growth.

"Gaylord is committed to building a best-in-class hospitality company, and we are convinced that John and Rich will help propel our business to new levels of growth and customer service," said Colin V. Reed, chairman and chief executive officer of Gaylord Entertainment. "John's demonstrated leadership, vision for the future and commitment to operational excellence make him a great choice to lead our Hotels business. Many of our best property concepts have originated in our Orlando operation and we are grateful to John's creativity and quick execution. Additionally, he has done an outstanding job in attracting and developing talent which is so vital to our people-centric culture."

In his new role, Caparella will report directly to Gaylord CEO Colin Reed. Caparella joined the company in November of 2000 as senior vice president and general manager of the Gaylord Palms Resort and Convention Center in Orlando. Under his leadership, the Gaylord Palms has been recognized with over sixty industry awards including, the 2005 AAA Four-Diamond Award, the 2005 Meetings and Conventions Gold Key Award, and the 2005 Orlando Sentinel's Top 25 Companies for Working Families. John was also recently named American Hotel and Lodging Association's Top General Manager for Large Convention Hotels, which is their most prestigious national award.

"We are also very excited to welcome Rich Maradik to Gaylord Entertainment," continued Reed. "Rich is a seasoned business and technology strategist. His leadership as chief information officer will be critical to the successful deployment of technology supporting our customer management, brand integration and customer information systems efforts so that we can increase our competitiveness in the industry."

In his new position, Maradik will report to David Kloeppel, chief financial officer of Gaylord Entertainment. Prior to joining the Company, he was co-founder and CEO of SmartDM, which was acquired by Acxiom Corporation (NASDAQ:
ACXM) in January, 2005. Acxiom Corporation is an industry-leading database marketing services company and SmartDM was selected by Inc. magazine as "Best Company Started for $1,000 or Less" in 1999. The Company





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was also recognized in 2003 by Forrester Research as one of the top email marketing service providers in the United States.

In connection with these announcements, the company also announced that Jay D. Sevigny, former chief operating officer for Gaylord Hotels will remain with the company as an industry relations advisor. In this role, Jay will work on a number of development projects for the company.

"Through the efforts of Jay and others, Gaylord Hotels has emerged as the leading brand focused on conventions and group meetings in the hospitality industry," said Reed. "I have worked with Jay for many years and look forward to continuing our relationship in his new role."

ABOUT GAYLORD ENTERTAINMENT
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands - Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, ResortQuest (www.resortquest.com), the nation's largest vacation rental property management company, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music's finest performers for 80 consecutive years. The company's entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Links, Wildhorse Saloon, and WSM-AM. For more information about the company, visit www.gaylordentertainment.com.


INVESTOR RELATIONS CONTACTS:                MEDIA CONTACTS:
David Kloeppel, CFO                         Brian Abrahamson, Executive Director
                                            of Communications
Gaylord Entertainment                       Gaylord Entertainment
(615) 316-6101                              (615) 316-6302
dkloeppel@gaylordentertainment.com          babrahamson@gaylordentertainment.com
~OR~                                        ~OR~
Key Foster, VP Treasury                     Elliot Sloane
& Investor Relations                        Sloane & Company
Gaylord Entertainment                       (212) 446-1860
(615) 316-6132                              esloane@sloanepr.com
kfoster@gaylordentertainment.com
~OR~
Monica Huang
Sloane & Company
(212) 446-1874
mhuang@sloanepr.com